UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

At its meeting on August 21, 2006, the Board of Directors of the Company approved amendments to the Foot Locker Supplemental Executive Retirement Plan (the “SERP”) in connection with Section 409A of the Internal Revenue Code of 1986, as amended, and related rules and regulations thereunder (“Section 409A”). The SERP is an unfunded, nonqualified benefit plan providing for payment of supplemental retirement, death, and disability benefits to certain executive officers of the Company and certain other key employees of the Company and its subsidiaries. The principal amendments to the SERP include:

-	providing for the payment of benefits upon Retirement to participants whose age plus years of service equals at least 65;

-	providing for a six-month delay in the payment of benefits to eligible participants who are Specified Employees; and

-	making other technical changes to bring the SERP into compliance with Section 409A.

A copy of the SERP, Amended and Restated as of January 1, 2005, is attached hereto as Exhibit 10.1 which, in its entirety, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Foot Locker Supplemental Executive Retirement Plan, Amended and Restated as of January 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: August 25, 2006	By:	/s/ Patricia A. Peck
Vice President – Human Resources